Exhibit 10.1

AMENDMENT TO EXECUTIVE AGREEMENT

This Amendment (“Amendment”), dated as of August 1, 2019, is entered into by and between Aspen Aerogels, Inc., a Delaware corporation (the “Company”), and Donald R. Young (the “Executive”), for purposes of amending that certain Executive Agreement between the parties effective as of January 1, 2019 (the “Executive Agreement”).

RECITALS

Whereas, the Company and the Executive would like to amend the Executive Agreement to extend the length of the “Performance Period” (as defined in the Executive Agreement); and

Whereas, pursuant to Section 10(h) of the Executive Agreement, the Executive Agreement may be amended with the written consent of both parties.

Now, therefore, in consideration of mutual promises and other terms set forth below, the Company and the Executive agree as follows:

1.	Amendment. The Executive Agreement is hereby amended as follows:

The definition of “Performance Period” in Section 1 of the Executive Agreement shall be deleted in its entirety and replaced with the following:

“Performance Period” means the approximately three (3) year period commencing on the Effective Date and ending on December 31, 2021.

2.

Miscellaneous Provisions.  Capitalized terms used but not defined within this Amendment have the meanings specified within the Executive Agreement.  Except as expressly modified by this Amendment, all terms and conditions of the Executive Agreement remain in full force and effect.  This Amendment can be executed by the parties hereto by facsimile and in counterparts, each of which is deemed an original and both of which taken together constitutes one agreement binding upon the parties hereto.  All issues concerning this Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Massachusetts.

In witness whereof, the Parties hereto enter into this Amendment by signing below.

ASPEN AEROGELS, INC.	/s/ Donald R. Young
Donald R. Young
By:/s/ John Fairbanks

John Fairbanks	August 1, 2019
Name	Date

Chief Financial Officer
Title

August 1, 2019
Date